Exhibit 10.9

RESTRICTED SHARE UNIT AWARD AGREEMENT

PHYSICIANS REALTY TRUST

2013 EQUITY INCENTIVE PLAN

1.             Grant of Award.  Pursuant to the Physicians Realty Trust 2013 Equity Incentive Plan (the “Plan”) for Employees, Consultants, and Outside Trustees of Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), the Company grants to

(the “Participant”)

an Award of Restricted Share Units in accordance with Section 6.5 of the Plan.  The number of Restricted Share Units awarded under this Restricted Share Unit Award Agreement (the “Agreement”) is                                            (                    ) units (the “Awarded Units”).  Each Restricted Share Unit represents the right to receive one Common Share if the Restricted Share Unit becomes vested and nonforfeitable in accordance with Sections 3 and 4 of this Agreement.  The “Date of Grant” of this Award is March 3, 2014.  The Participant shall have no rights as a shareholder of the Company, no dividend rights and no voting rights with respect to the Restricted Share Units or the Common Shares underlying the Restricted Share Units unless and until the Restricted Share Units become vested and nonforfeitable and such Common Shares are delivered to the Participant in accordance with Section 6 of this Agreement.  The Participant is not required to pay any cash consideration for the grant of the Restricted Share Units.

2.             Subject to Plan.  This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control.  The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan.  This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.             Vesting.  Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Participant’s rights and interest in the Awarded Units shall vest as follows:

a.             The extent to which the Participant’s rights and interest in one-half (1/2) of the Awarded Units becomes vested and non-forfeitable and ceases to be restricted shall be based upon the satisfaction of the performance goal specified in this Section 3(a) (the “TSR Performance Goal”).  The TSR Performance Goal shall be based upon a comparison of the total shareholder return (“TSR”) of the Company to the TSRs of the companies (other than the Company) that comprise the NAREIT Healthcare Index during the 3-year period commencing on January 1, 2014 and ending on December 31, 2016 (the “Performance Period”), provided that only those companies that comprise the NAREIT Healthcare Index for the entire Performance Period shall be considered.  “TSR” means the percentage rate of return, which can be positive or negative, from the first day of the Performance Period to the last day of the Performance Period, of an investment of $100 in the Common Shares of the Company, or the common shares of beneficial interest issued by the relevant company in the NAREIT Healthcare Index, on the first day of the Performance Period, assuming reinvestment of all dividends paid during the Performance Period.  The portion of the Participant’s rights and interest in the one-half of the Awarded Units subject to this Section 3(a), if any, that becomes vested and nonforfeitable and ceases to be restricted in the Performance Period shall be determined in accordance with the following schedule, using linear interpolation, as certified by the Committee:

Company TSR Relative to the TSR of the Companies in the NAREIT Healthcare Index	Percentage of One-Half of Awarded Units Vested
Below 33rd percentile	0
33rd percentile	50%
50th percentile	100%
75th percentile or above	300%

Notwithstanding the preceding schedule, if the Company TSR is a negative number, then the percentage of one-half of the Awarded Units determined in accordance with the preceding schedule shall be reduced to 80% of such percentage.

For the Performance Period, the applicable portion of the Participant’s interest in the Awarded Units subject to this Section 3(a) shall become vested and nonforfeitable and shall cease being restricted upon written certification by the Committee that the corresponding TSR Performance Goal for the Performance Period has been satisfied; provided, the Participant is employed by (or if the Participant is a Consultant or an Outside Trustee, is providing services to) the Company or a Subsidiary on the date of the Committee’s certification.  The Committee shall make this determination within ninety (90) days after the last day of the Performance Period.  Any determination as to whether or not and to what extent the TSR Performance Goal has been satisfied shall be made by the Committee in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Participant.  The Participant shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Participant, adversely affects the ability of the Participant to satisfy the TSR Performance Goal or in any way prevents the satisfaction of the TSR Performance Goal.  Any portion of the one-half of the Awarded Units (and related dividend equivalents) subject to this Section 3(a) that exceeds the portion of the Awarded Units that becomes vested and nonforfeitable upon the written certification by the Committee shall be forfeited.

b.             The extent to which the Participant’s rights and interest in one-fifth of the Awarded Units becomes vested and non-forfeitable and ceases to be restricted shall be based upon the satisfaction of the performance goal specified in this Section 3(b) (the “Dividend Growth Performance Goal”).  The Dividend Growth Performance Goal shall be based upon the average annual growth in dividends paid per Common Share over the Performance Period, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), determined by (i) adding the change in dividends paid per Common Share in each calendar year during the Performance Period over the dividends paid per Common Share in the preceding calendar year, with any negative change considered a zero, and (ii) dividing such sum by the dividends paid per Common Share in 2013 (that is, $.90), and further (iii) dividing the resulting amount by three.  The portion of the Participant’s rights and interest in the one-fifth of the Awarded Units subject to this Section 3(b), if any, that becomes vested and nonforfeitable and ceases to be restricted in the Performance Period shall be determined in accordance with the following schedule, using linear interpolation, as certified by the Committee:

Company Dividend Growth	Percentage of One-Fifth of Awarded Units Vested
Less than 2%	0%
2%	50%
3%	100%
4% or more	300%

For the Performance Period, the applicable portion of the Participant’s interest in the Awarded Units subject to this Section 3(b) shall become vested and nonforfeitable and shall cease being restricted upon written certification by the Committee that the corresponding Dividend Growth Performance Goal for the Performance Period has been satisfied; provided, the Participant is employed by (or if the Participant is a Consultant or an Outside Trustee, is providing services to) the Company or a Subsidiary on the date of the Committee’s certification.  The Committee shall make this determination within ninety (90) days of the last day of the Performance Period.  Any determination as to whether or not and to what extent the Dividend Growth Performance Goal has been satisfied shall be made by the Committee in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Participant.  The Participant shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Participant, adversely affects the ability of the Participant to satisfy the Dividend Growth Performance Goal or in any way prevents the satisfaction of the Dividend Growth Performance Goal.  Any portion of the one-fifth of the Awarded Units (and related dividend equivalents) subject to this Section 3(b) that exceeds the portion of the Awarded Units that becomes vested and nonforfeitable upon the written certification by the Committee shall be forfeited.

c.             The extent to which the Participant’s rights and interest in one-tenth of the Awarded Units becomes vested and non-forfeitable and ceases to be restricted shall be based upon the satisfaction of the performance goal specified in this Section 3(c) (the “Absolute TSR Performance Goal”).  The Absolute TSR Performance Goal shall be based upon the “Absolute TSR Percentage,” as defined below, achieved during the Performance Period.  “Absolute TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value per share of Common Shares during the Performance Period due to the appreciation in the price per share of Common Shares and dividends paid during the Performance Period, assuming reinvestment of all dividends paid during the Performance Period.  The Absolute TSR Percentage is calculated as follows:

where:

•                  “D” means the amount of dividends paid to a shareholder of record with respect to one share of Common Shares during the Performance Period;

•                  “N” means the number of full calendar years completed during the Performance Period;

•                  “Ending Share Price” means the 20-day simple moving average for the Common Shares on December 31, 2016;

•                  “Beginning Share Price” means the 20-day simple moving average for the Common Shares on December 31, 2013.

The portion of the Participant’s rights and interest in the one-tenth of the Awarded Units subject to this Section 3(c), if any, that becomes vested and nonforfeitable and ceases to be restricted in the Performance Period shall be determined in accordance with the following schedule, using linear interpolation, as certified by the Committee:

Company Absolute TSR	Percentage of One-Tenth of Awarded Units Vested
Less than 7%	0%
7%	50%
10%	100%
14% or more	300%

For the Performance Period, the applicable portion of the Participant’s interest in the Awarded Units subject to this Section 3(c) shall become vested and nonforfeitable and shall cease being restricted upon written certification by the Committee that the corresponding Absolute TSR Performance Goal for the Performance Period has been satisfied; provided, the Participant is employed by (or if the Participant is a Consultant or an Outside Trustee, is providing services to) the Company or a Subsidiary on the date of the Committee’s certification.  The Committee shall make this determination within ninety (90) days of the last day of the Performance Period.  Any determination as to whether or not and to what extent the Absolute TSR Performance Goal has been satisfied shall be made by the Committee in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Participant.  The Participant shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Participant, adversely affects the ability of the Participant to satisfy the Absolute TSR Performance Goal or in any way prevents the satisfaction of the Absolute TSR Performance Goal.  Any portion of the one-tenth of the Awarded Units (and related dividend equivalents) subject to this Section 3(c) that exceeds the portion of the Awarded Units that becomes vested and nonforfeitable upon the written certification by the Committee shall be forfeited.

d.             The extent to which the Participant’s rights and interest in one-fifth of the Awarded Units becomes vested and non-forfeitable and ceases to be restricted shall be based upon the satisfaction of the performance goal specified in this Section 3(d) (the “Investment Grade Performance Goal”).  The Investment Grade Performance Goal shall be based upon the investment grade achieved by the last day of the Performance Period.  The portion of the Participant’s rights and interest in the one-fifth of the Awarded Units subject to this Section 3(d), if any, that becomes vested and nonforfeitable and ceases to be restricted in the Performance Period shall be determined in accordance with the following schedule, using linear interpolation, as certified by the Committee:

Company’s Investment Grade	Percentage of One-Fifth of Awarded Units Vested
Below investment grade rated	0%
Investment grade rated	100%
Investment grade plus one or more notches	300%

For the Performance Period, the applicable portion of the Participant’s interest in the Awarded Units subject to this Section 3(d) shall become vested and nonforfeitable and shall cease being restricted upon written certification by the Committee that the corresponding Investment Grade Performance Goal for the Performance Period has been satisfied; provided, the Participant is employed by (or if the Participant is a Consultant or an Outside Trustee, is providing services to) the Company or a Subsidiary on the date of the Committee’s certification.  The Committee shall make this determination within ninety (90) days of the last day of the Performance Period.  Any determination as to whether or not and to what extent the Investment Grade Performance Goal has been satisfied shall be made by the Committee in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Participant.  The Participant shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Participant, adversely affects the ability of the Participant to satisfy the Investment Grade Performance Goal or in any way prevents the satisfaction of the Investment Grade Performance Goal.  Any portion of the one-fifth of the Awarded Units (and related dividend equivalents) subject to this Section 3(d) that exceeds the portion of the Awarded Units that becomes vested and nonforfeitable upon the written certification by the Committee shall be forfeited.

e.             Notwithstanding the foregoing schedules, no fractional Common Shares shall be issued, and subject to the preceding limitations on the number of related Common Shares available under this Agreement (that is, 300% of the related Common Shares), any fractional Common Share that would have resulted from the foregoing calculations shall be rounded up to the next whole Common Share.

f.             Notwithstanding anything to the contrary in this Agreement, the Committee may, in its discretion, adjust (upwards or downwards) the number of related Common Shares that would otherwise be delivered in settlement of the Awarded Units that vest and become nonforfeitable based on achievement of the corresponding performance goal, notwithstanding the level of achievement of such performance goal.  Notwithstanding anything to the contrary in this Agreement, the Committee may, in its sole discretion, accelerate the Performance Period and determine the actual level achieved of the TSR Performance Goal under Section 3(a), the Dividend Growth Performance Goal under Section 3(b), and the Absolute TSR Performance Goal under Section 3(c) (which determination may be by means of a good faith estimate) at any time after the first year of the Performance Period and determine the number of Common Shares that may be delivered in settlement of the Awarded Units; provided, the settlement of 409A Awarded Units (as defined in Section 25) may not be accelerated by the Company except to the extent permitted under Code Section 409A (as defined in Section 25).

g.             In the event of a Change in Control at a time that the Participant’s Awarded Units have not yet vested, a portion of the Participant’s Awarded Units shall vest and become nonforfeitable based on the actual level of the performance goal achieved.  For purposes of Sections 3(a), (b), (c), and (d), the Company shall determine the actual level of the performance goal achieved (such determination may be by means of a good faith estimate) immediately prior to the Change in Control and shall calculate the resulting number of Awarded Units that would have become vested and nonforfeitable (based on such calculation) assuming the determination date was the end of the Performance Period and the Committee had certified such level of achievement.  No fractional Common Shares shall be issued, and subject to the preceding limitations on the number of related Common Shares available under this Agreement (that is, 300% of the related Common Shares), any fractional Common Share that would have resulted from the foregoing calculations shall be rounded up to the next whole Common Share.  Any Awarded Units (and related dividend equivalents) that were unvested immediately prior to the Change in Control and that exceed the portion of the Awarded Units that become vested and nonforfeitable under this Section 3(g) shall be forfeited.

4.             Forfeiture of Awarded Units.

a.             In General.  Except as otherwise provided in this Section 4, Awarded Units (and related dividend equivalents) that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service.  Upon forfeiture, all of the Participant’s rights and interest with respect to the forfeited Awarded Units (and related dividend equivalents) shall cease and terminate, without any further obligations on the part of the Company.

b.             Death or Total and Permanent Disability.  In the event that the Participant’s Termination of Service is due to death or Total and Permanent Disability at a time that the Participant’s Awarded Units have not yet vested, a pro rata portion of the Participant’s Awarded Units shall vest and become nonforfeitable as follows:  First, the Company shall determine the actual level of the performance goal achieved (such determination may be by means of a good faith estimate) as of the Company’s fiscal quarter-end coincident with or next preceding the Participant’s Termination of Service (or, if the Participant’s Termination of Service occurs in the first fiscal quarter of the Performance Period, then the Company’s fiscal quarter-end coincident with or next following the Participant’s Termination of Service) and calculating, on a preliminary basis, the resulting number of Awarded Units that would have become vested and nonforfeitable (based on such calculation) assuming the determination date was the end of the Performance Period and the Committee had certified such level of achievement.  Second, a pro rata portion of that number of Awarded Units will be calculated by multiplying that number by a fraction, the numerator of which is the number of months from the Date of Grant through the date of Termination of Service (rounding any partial month to the next whole month) and the denominator of which is 36.  No fractional Common Shares shall be issued, and subject to the preceding limitations on the number of related Common Shares available under this Agreement (that is, 300% of the related Common Shares), any fractional Common Share that would have resulted from the foregoing calculations shall be rounded up to the next whole Common Share.  Any Awarded Units (and related dividend equivalents) that were unvested at the date of Termination of Service and that exceed the pro rata portion of the Awarded Units that become vested and nonforfeitable under this Section 4(b) shall be forfeited.

c.             Retirement.  In the event that the Participant’s Termination of Service is due to Retirement at a time that the Participant’s Awarded Units have not yet vested,  the greater of: (i) 100% of the Participant’s Awarded Units or (ii) the portion of the Participant’s Awarded Units that would otherwise vest and become nonforfeitable based on the actual level of the performance goal achieved, shall vest and become nonforfeitable.  The Company shall determine the actual level of the performance goal achieved (such determination may be by means of a good faith estimate) immediately prior to the Participant’s Termination of Service and shall calculate the resulting number of Awarded Units that would have become vested and nonforfeitable (based on such calculation) assuming the determination date was the date of the Participant’s Termination of Service and the Committee had certified such level of achievement.  No fractional Common Shares shall be issued, and subject to the preceding limitations on the number of related Common Shares available under this Agreement (that is, 300% of the related Common Shares), any fractional Common Share that would have resulted from the foregoing calculations shall be rounded up to the next whole Common Share.

5.             Restrictions on Transfer of Awarded Units.  Subject to the provisions of the Plan and the terms of this Agreement, the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Units, related rights to dividend equivalents or any other rights relating thereto, and the Awarded Units, related rights to dividend equivalents and other rights relating thereto, shall not be subject to execution, attachment, lien, or similar process; provided, however, the Participant will be entitled to designate a beneficiary or beneficiaries to receive any settlement in respect of the Awarded Units upon the death of the Participant, in the manner and to the extent permitted by the Committee.  Any purported transfer or other transaction not permitted under this Section 5 shall be deemed null and void.

6.             Timing and Manner of Settlement of Awarded Units.

a.             Settlement Timing.  Unless and until the Awarded Units become vested and nonforfeitable in accordance with Sections 3 and 4 of this Agreement, the Participant will have no right to settlement of any such Awarded Units.  Awarded Units will be settled under this Section 6 by the Company delivering to the Participant (or his beneficiary in the event of death) a number of Common Shares equal to the number of Awarded Units that have become vested and nonforfeitable in accordance with Section 3 or 4 of this Agreement and are to be settled at the applicable settlement date.  In the case of Awarded Units that become vested and nonforfeitable upon the Committee’s certification in accordance with Sections 3(a), (b), (c) and (d) of this Agreement, such Awarded Units will be settled at a date that is as prompt as practicable after the date of the Committee’s certification but in no event later than two and one-half (2 1/2) months after the date of the Company’s certification.  The settlement of Awarded Units that become vested and nonforfeitable in accordance with Section 3(g) will be made on or before the Change in Control.  The settlement of Awarded Units that become vested and nonforfeitable in accordance with Section 4(b) will be made at a date that is as prompt as practicable after the Participant’s Termination of Service but in no event later than two and one-half (2 1/2) months after the end of the calendar year in which Termination of Service occurred.  The settlement of Awarded Units that become vested and nonforfeitable in accordance with Section 4(c) will be made within ninety (90) days of the  Participant’s Termination of Service, provided, however, that if such ninety-day period spans two calendar years, then such settlement shall be made in the portion of such period that falls within the later calendar year.

b.             Manner of Settlement.  The Company may make delivery of Common Shares in settlement of Awarded Units by either delivering certificates representing such Common Shares to the Participant (if requested by the Participant in accordance with Section 6.3(a) of the Plan and the Company has elected, in its sole discretion, to issue certificates (as opposed to electronic book entry form with respect to its Common Shares)) or by registering the Common Shares in the Participant’s name.  In no event will the Company issue fractional Common Shares.

c.             Effect of Settlement.  Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Awarded Units that have been paid and settled.  Although a settlement date or range of dates for settlement are specified above, the Company retains discretion to determine the settlement date, and no Participant or beneficiary of a Participant shall have any claim for damages or loss by virtue of the fact that the market price of Common Shares was higher on a given date upon which settlement could have been made as compared to the market price on or after the actual settlement date (any claim relating to settlement will be limited to a claim for delivery of Common Shares and related dividend equivalents).

7.             Legend.  The following legend shall be inserted on a certificate, if issued, evidencing Common Shares issued under the Plan if the Common Shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Common Shares represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

8.             Dividend Equivalents.  During the period beginning on the Date of Grant and ending on the date that Common Shares are issued in settlement of Awarded Units, the Participant will accrue dividend equivalents equal to the cash dividend or distribution that would have been paid had the Awarded Unit been an issued and outstanding Common Share on the record date for the dividend or distribution.  Such accrued dividend equivalents (i) will vest and become payable upon the same terms and at the same time of settlement as the Awarded Units to which they relate; (ii) will be payable with respect to the total number of Awarded Units that become vested and nonforfeitable; and (ii) will be denominated and payable solely in cash.  Dividend equivalent payments, at settlement, will be net of applicable federal, state, local and social insurance withholding taxes (subject to Section 22 of this Agreement).

9.             Adjustment to Number of Awarded Units.  The number of Awarded Units shall be subject to adjustment in accordance with Articles 11 through 13 of the Plan.  Any such adjustment shall be made taking into account any crediting of cash dividend equivalents to the Participant under Section 8 in connection with such transaction or event.  Restricted Share Units credited to the Participant as a result of an adjustment shall be subject to the same forfeiture and settlement terms as applied to the related Awarded Units prior to the adjustment.

10.          Specific Performance.  The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11.          Participant’s Acknowledgments.  The Participant acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.  The Participant acknowledges and agrees that (i) sales of Common Shares delivered in settlement of the

Awarded Units will be subject to the Company’s policies regulating trading by Employees, Consultants and Outside Trustees, including any applicable “blackout” or other designated periods in which sales of Common Shares are not permitted, and (ii) Common Shares delivered in settlement will be subject to any recoupment or “clawback” policy applied with prospective or retroactive effect.

12.          Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Maryland (excluding any conflict of laws rule or principle of Maryland law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

13.          No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Consultant or as an Outside Trustee, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Consultant, or Outside Trustee at any time.

14.          Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

15.          Covenants and Agreements as Independent Agreements.  Each covenant and agreement that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

16.          Entire Agreement.  This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

17.          Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

18.          Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.  Notwithstanding the preceding sentence, the Company may amend the Plan or this Agreement to the extent permitted by the Plan.

19.          Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

20.          Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

21.          Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.             Notice to the Company shall be addressed and delivered as follows:

Physicians Realty Trust

735 North Water Street, Suite 1000

Milwaukee, Wisconsin  53202

Attn: Corporate Secretary

Fax: (414) 978-6550

Notice to the Participant shall be addressed and delivered as set forth on the signature page.

22.          Tax Requirements.  The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement.  The Company or, if applicable, any Subsidiary (for purposes of this Section 22, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award.  The Company may, in its sole discretion, also require the Participant receiving Common Shares in settlement of Awarded Units pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing Common Shares, if such certificate is requested by the Participant in accordance with Section 6.3(a) of the Plan.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of Common Shares, other than (A) Restricted Shares, or (B) Common Shares that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

23.          REIT Status.  This Agreement shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust.

24.          Unfunded Plan.  The Participant acknowledges and agrees that any rights of the Participant to the Participant’s Awarded Units and related dividend equivalents and any other related rights shall constitute bookkeeping entries on the books of the Company and shall not create in the Participant any right to or claim against any specific assets of the Company or any Subsidiary, nor result in the creation of any trust or escrow account for the Participant.  With respect to the Participant’s entitlement to any payment hereunder, the Participant shall be a general creditor of the Company.

25.          Code Section 409A.  Payments made pursuant to this Agreement are intended to be exempt from, or to otherwise comply with, Section 409A of the Code and the Treasury regulations and guidance issued thereunder (collectively, “Code Section 409A”).  Accordingly, other provisions of the Plan or this Agreement notwithstanding, the provisions of this Section 25 will apply in order that the Awarded Units, and related dividend equivalents and any other related rights, will be exempt from or otherwise comply with Code Section 409A.  In addition, the Company and the Committee reserve the right, to the extent the Company or the Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all Awarded Units, and related dividend equivalents and any other related rights, are exempt from or otherwise comply, and in operation comply, with Code Section 409A (including, without limitation, the avoidance of penalties thereunder).  Other provisions of the Plan and this Agreement notwithstanding, the Company makes no representations that the Awarded Units, and related dividend equivalents and any other related rights, will be exempt from or avoid any penalties that may apply under Code Section 409A, makes no undertaking to preclude Code Section 409A from applying to the Awarded Units and related dividend equivalents and any other related rights, and will not indemnify or provide a gross up payment to a Participant (or his beneficiary) for any taxes, interest or penalties imposed under Code Section 409A.  The settlement of Awarded Units that constitute nonqualified deferred compensation within the meaning of Code Section 409A (“409A Awarded Units”) may not be accelerated by the Company except to the extent permitted under Code Section 409A.  The Company may, however, accelerate the vesting of 409A Awarded Units, without changing the settlement terms of such 409A Awarded Units.  In the case of any settlement of 409A Awarded Units during a specified period following any date triggering a right to settlement, the Participant shall have no influence on any determination as to the tax year in which the settlement will be made.  Notwithstanding any other provision in this Agreement, if the Participant is a “specified employee” for purposes of Code Section 409A as of the date of the Participant’s Termination of Service, then to the extent any amount payable under this Agreement (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Code Section 409A, (ii) is payable upon the Participant’s Termination of Service for a reason other than death, and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of the Participant’s Termination of Service, such payment shall be delayed and paid to the Participant on the day that is six months and one day following the Participant’s Termination of Service or, if earlier, within ninety (90) days following the Participant’s death.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

PHYSICIANS REALTY TRUST

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address: